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                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of December 17, 2002, by and between Abstracting Company of York County ("Seller"), a Pennsylvania corporation having its principal executive office at 37-39 North Queen Street, York, Pennsylvania 17403 and Community Banks, Inc. ("Purchaser"), a Pennsylvania corporation having its principal executive office at 750 East Park Drive, 2/nd/ Floor, Harrisburg, Pennsylvania 17111.

                                   WITNESSETH

     WHEREAS, the parties hereto desire that Seller shall be acquired by Purchaser through the merger of Seller with and into a Pennsylvania limited liability company ("Merger Sub") to be organized as a wholly-owned subsidiary of Purchaser specifically for the purpose of merging Seller with and into Merger Sub (the "Merger"); and

     WHEREAS, following the consummation of the Merger, Purchaser will contribute the membership interests of the Merger Sub to Community Banks, the wholly owned bank subsidiary of Purchaser ("Bank"), such that Merger Sub will be the wholly owned subsidiary of the Bank; and

     WHEREAS, as a condition and inducement to Purchaser and Seller to enter into this Agreement, Purchaser has entered into employment agreements with Mary Penny Sebright and Patricia L. Schell, regarding the terms of their employment following the Closing Date (hereinafter defined), copies of which are attached hereto as Exhibit 1, which employment agreements will be effective, and assigned to and assumed by Merger Sub, upon the Closing Date; and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                    GENERAL

     1.1 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" is defined in the preamble hereto.

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     "Average Closing Price" means the average of the last reported sale prices per share of Purchaser Common Stock on NASDAQ (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 30 consecutive trading days on NASDAQ immediately preceding, but not including, the date on which this Agreement is executed.

     "Adjusted Average Closing Price" means the average of the last reported sale prices per share of Purchaser Common Stock on NASDAQ (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 30 consecutive trading days on NASDAQ immediately preceding, but not including, the Closing Date.

     "Bank" means Community Banks, a Pennsylvania state banking institution and wholly-owned subsidiary of the Purchaser.

     "BCL" is the Pennsylvania Business Corporation Law of 1988, as amended.

     "CRA" means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

     "Closing Date" shall mean the date specified pursuant to Section 6.8 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" or "SEC" shall mean the Securities and Exchange Commission.

     "Effective Date" shall mean the date specified pursuant to Section 6.8 hereof as the effective date of the Merger.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" is defined in Section 4.10 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" is defined in Section 3.3 hereof.

     "Exchange Ratio" is defined in Section 3.1 hereof.

     "FRB" means the Federal Reserve Board.

     "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names,

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common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

     "IRS" means the Internal Revenue Service.

     "Knowledge of Purchaser" means the knowledge of Purchaser's officers and directors.

     "Knowledge of Seller" means the knowledge of Seller's officers and directors, including Seller's Chief Operating Officer.

     "LLC Law" means the Pennsylvania Limited Liability Company Law of 1994, as amended.

     "Material Adverse Effect" shall mean, with respect to Seller or Purchaser, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally and (iii) any action or omission of Seller or Purchaser taken with the prior written consent of Purchaser or Seller, as applicable, in contemplation of the Merger.

     "Merger" is defined in the recitals of this Agreement.

     "New Certificates" is defined in Section 3.5(b) hereof.

     "Old Certificates" is defined in Section 3.5(b) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PDB" means the Department of Banking of the Commonwealth of Pennsylvania.

     "PDS" means the Department of State of the Commonwealth of Pennsylvania.

     "Perfected Dissenting Shares" is defined in Section 3.4 hereof.

     "Previously Disclosed" shall mean information that has been disclosed prior to the execution hereof in a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information Previously Disclosed shall not be deemed

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an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

     "Proxy Statement" shall mean the proxy statement/prospectus (or similar documents) together with any supplements thereto sent to the shareholders of Seller to solicit their votes in connection with the transactions contemplated by this Agreement.

     "Purchaser" is defined in the preamble of this Agreement.

     "Purchaser Common Stock" is defined in Section 3.1 hereof.

     "Purchaser Financial Statements" shall mean (i) the consolidated balance sheets of Purchaser as of September 30, 2002 and as of December 31, 2001, 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the three months ended September 30, 2002 and each of the three years ended December 31, 2001, 2000 and 1999, respectively, as filed by Purchaser in SEC Documents and
(ii) the consolidated balance sheets of Purchaser and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Purchaser in SEC Documents as of dates or with respect to periods ended subsequent to September 30, 2002.

     "Purchaser Plan" is defined in Section 5.10 hereof.

     "Purchaser Subsidiaries" shall mean any organization, 51% or more of which is owned by Purchaser or by any subsidiary of Purchaser.

     "Registration Statement" shall mean the registration statement, including any pre-effective and post-effective amendments or supplements thereto, as filed with the Commission under the Securities Act, with respect to the Purchaser Common Stock to be issued in connection with the Merger.

     "Regulatory Approval" shall mean the approval of any Regulatory Authority necessary in order to consummate the transactions contemplated by this Agreement.

     "Regulatory Authority" shall mean any agency or department of any federal, state or local government or of any self regulatory organization, including without limitation, the FRB, the PDB, the SEC and the respective staffs thereof.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

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     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by Purchaser pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

     "Seller" is defined in the preamble of this Agreement.

     "Seller Common Stock" is defined in Section 4.1 hereof.

     "Seller Employees" is defined in Section 6.10 hereof.

     "Seller Financial Statements" is defined in Section 4.5 hereof.

     "Seller Plan" is defined in Section 4.10(a) hereof.

     "Seller Subsidiaries" shall mean any organization, 51% or more of which is owned by Seller or by any subsidiary of Seller.

     "Takeover Proposal" is defined in Section 6.7(b)(13) hereof.

     "Tax," or collectively, "Taxes" shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to fi1e any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

     "Tax Return," or collectively, "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and

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filings, amended returns, claims for refunds, information returns and accounting method change requests.

                                   ARTICLE 2.
                                 PLAN OF MERGER

         2.1 Formation of Merger Sub. Subject to any necessary Regulatory Approval, Purchaser shall promptly cause Merger Sub to be duly organized as a Pennsylvania limited liability company under the name of ABCO Acquisition Company, LLC. Merger Sub will be wholly owned by Purchaser.

         2.2 Operations of Merger Sub. Purchaser shall not permit Merger Sub to conduct any business operations which would impair or adversely affect the consummation of the Merger.

         2.3 Joinder of Merger Sub in Agreement. Prior to consummation of the Merger, Purchaser shall cause Merger Sub to take all necessary and proper action to ratify, approve, adopt, and join in this Agreement; to undertake the performance of all of the terms and conditions of this Agreement to be performed by Merger Sub; and to execute and adopt Articles of Merger by and among Purchaser, Seller, and Merger Sub for the purpose of consummating the Merger which shall be consistent with the terms of this Agreement and the provisions of Pennsylvania Limited Liability Law of 1994, as amended.

         2.4 Merger of Seller Into Merger Sub. On the Effective Date, Seller shall be merged into Merger Sub upon the terms and provisions of this Agreement and under the Operating Agreement of Merger Sub (subject to future alteration, amendment or repeal). The Merger shall be pursuant to the provisions of, and with the effect provided in, the LLC law, the BCL and the Bank Holding Company Act of 1956, as amended.

         2.5 Name of Merger Sub. On the Effective Date, the name of the Merger Sub as the surviving company shall be changed to Abstracting Company of York County, LLC.

         2.6 Surviving Company. On the Effective Date, the separate existence of Seller shall cease and Merger Sub, as the surviving entity, shall continue unaffected and unimpaired by the Merger and shall be liable for all of the liabilities of Seller existing at the Effective Date.

         2.7 Effect of Merger. All assets, rights, privileges, immunities, powers, franchises and interests of Seller in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, shall pass and be transferred to and vest in Merger Sub by virtue of the Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of Seller shall cease and the existence of Merger Sub as the surviving company shall continue unaffected and unimpaired by the Merger; and Merger Sub shall be deemed to be the same company as Seller and shall be subject to all of its duties and

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liabilities of every kind and description, all in accordance with the laws of the Commonwealth of Pennsylvania.

         Merger Sub, upon the Merger and without any order or other action on the part of any court or otherwise, shall possess, hold and enjoy all rights, privileges, immunities, franchises and interests, both as a public nature and as a private nature, in the same manner and to the same extent as such rights, privileges, immunities, franchises and interests were possessed, held or enjoyed by Seller as of the Effective Date. All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to Seller, shall be taken and deemed to be transferred to and vested in Merger Sub without further act or deed. The title to any real estate, or any interest therein, vested in Seller shall not revert or be in any way impaired by reason of the Merger.

         2.8 Liabilities of Seller. Merger Sub shall be responsible and liable for all the liabilities and obligations of Seller, and any claim existing or action or proceeding pending by or against Seller may be prosecuted against Merger Sub in the name of Seller as if the Merger had not taken place, or Merger Sub may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Seller shall be impaired by reason of the Merger.

         2.9 Directors and Officers of Merger Sub. On the Effective Date, the directors of Merger Sub elected and holding office immediately prior to the Effective Date shall become and be directors of Merger Sub, as the surviving company in the Merger, and the officers of Merger Sub duly elected and holding office immediately prior to the Effective Date shall become and be officers of Merger Sub as the surviving company in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the operating agreement of Merger Sub, as the surviving company in the Merger.

         2.10 Membership Interests of Merger Sub. The membership interests of Merger Sub issued and outstanding immediately prior to the Effective Date shall, at the Effective Date, continue to be issued and outstanding. On the Effective Date, Purchaser shall contribute all of the membership interests of Merger Sub to Bank with Merger Sub becoming a wholly-owned subsidiary of Bank, in accordance with the applicable Regulatory Approvals to be obtained by Purchaser and Bank prior to the Effective Date.

                                   ARTICLE 3.
                CONVERSION AND EXCHANGE OF SELLER'S COMMON STOCK

         3.1 Exchange of Purchaser Shares. On the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof:

         (a) Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, except for Perfected Dissenting Shares shall cease to be outstanding and shall automatically be converted into the right to receive .2658 shares (the

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"Exchange Ratio") of the common stock, $5.00 par value, of Purchaser ("Purchaser
Common Stock"), subject to adjustment pursuant to Section 3.6 hereof. The parties agree that the Exchange Ratio was calculated by dividing:

                  (i)  the sum of (A) Five Hundred Thousand Dollars ($500,000),
                  (B) the amount of funds on deposit in trust account number 4T10042-01 at Allfirst Bank (the "Allfirst Trust Account") as of the last business day immediately prior to the execution of this Agreement and (C) the remaining principal and interest due to Seller, as of the last business day immediately prior to the execution of this Agreement under that certain real estate installment sales agreement between Seller and Thomas
                  P. McElwee, Jr., Ann Marie McElwee and Dawn Cutaia-Watchilla (the "Real Estate Sales Agreement") by

                  (ii) the product of (A) the number of shares of Seller Common Stock issued and outstanding as of the execution hereof and
                  (B) the Average Closing Price.

         (b) Each share of Seller Common Stock which, immediately prior to the Effective Date of the Merger, was issued and held in the treasury of Seller, if any, will be canceled and retired.

         (c) No Perfected Dissenting Shares will be converted into Purchaser Common Stock under this Section 3.1, but such Perfected Dissenting Shares will be subject to the provisions of Section 3.4.

         (d) Each authorized but unissued share of Seller's Common Stock will cease to exist.

         (e) Each share of Purchaser Common Stock issued and outstanding shall remain issued and outstanding.

         3.2 Fractional Shares. Neither certificates nor scrip for fractional interests in Purchaser Common Stock will be issued, but in lieu thereof each holder of shares of Seller's Common Stock who would otherwise have been entitled to a fraction of a share of Purchaser Common Stock will be paid an amount in cash equal to such fraction multiplied by the Average Closing Price.

         3.3 Letter of Transmittal. As soon as practicable after the Effective Date of the Merger, holders of shares of Seller Common Stock shall be furnished a form letter of transmittal for the tender of their share certificates to an "Exchange Agent" appointed by Purchaser, to be exchanged for new certificates for the number of shares of Purchaser Common Stock that such holder has the right to receive pursuant to Section 3.1. Purchaser shall be required to issue Purchaser Common Stock only upon the actual surrender of a holder's share certificates of Seller Common Stock, or, in lieu thereof, an affidavit and indemnity agreement from any Seller shareholder who is unable to surrender his or her certificate by reason of loss, theft or destruction of such share certificate(s).

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         3.4 Dissenters' Shares. Each outstanding share of Seller Common Stock, the holder of which has timely filed a written notice of intention to demand appraisal for his shares pursuant to Subchapter D of the BCL is herein called a "Dissenting Share." Dissenting Shares, the holders of which have not effectively withdrawn or lost (for failure to timely file a demand for appraisal of their shares or otherwise) their dissenters' rights under the BCL ("Perfected Dissenting Shares"), shall not be converted pursuant to Section 3.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the BCL. Each holder of Dissenting Shares who becomes entitled to payment for his Seller's Common Stock pursuant to the provisions of Subchapter D of the BCL shall receive payment therefor from Purchaser but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions.

         3.5 Exchange Procedure.

         (a) As of the Effective Date of the Merger, Purchaser will issue and will deliver to the Exchange Agent certificates representing a sufficient number of shares of Purchaser Common Stock issuable in the Merger and a sufficient amount of cash in lieu of fractional shares payable in the Merger.

         (b) Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of Seller Common Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall promptly deliver to each holder of such surrendered Old Certificates new certificates representing the number of shares of Purchaser Common Stock that such holder has the right to receive pursuant to Section 3.1 ("New Certificates") together with a check for payment of cash in lieu of fractional interests (if any) to be issued in respect of the Old Certificates.

         (c) Until Old Certificates have been surrendered and exchanged as herein provided for New Certificates, each outstanding Old Certificate shall be deemed, for all corporate purposes of Purchaser, to be the number of whole shares of Purchaser Common Stock into which the number of shares of Seller Common Stock shown thereon have been converted. At the option of Purchaser, no dividends or other distributions which are declared on Purchaser Common Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Date of the Merger, will be paid to such persons in accordance with the terms of such Purchaser Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

         3.6 Adjustment of Exchange Ratio. The Exchange Ratio shall be subject to adjustment as follows:

         (a) whenever, subsequent to the date hereof but prior to the Effective Date of the Merger, (i) a record date occurs for the purpose of determining the holders of Purchaser Common Stock entitled to receive a dividend declared payable in shares of Purchaser Common

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Stock, (ii) Purchaser subdivides the outstanding shares of Purchaser Common
Stock, (iii) Purchaser combines the outstanding shares of Purchaser Common Stock into a smaller number of shares, or (iv) Purchaser issues by reclassification of its shares of Purchaser Common Stock any shares of stock of Purchaser (all shares so issued being included in the "Purchaser Common Stock" as used in this
Section 3.6), the Exchange Ratio shall be adjusted so that each share of Seller Common Stock shall under Section 3.1(a) thereafter be convertible into and exchangeable for the number of shares of Purchaser Common Stock which the shares of Seller Common Stock would have represented had such shares of Seller Common Stock been converted into and exchanged for shares of Purchaser Common Stock prior to the happening of such event and such Purchaser Common Stock had been entitled to the benefit of the happening of such event; and

         (b) (i) if the Adjusted Average Closing Price is less than $25.21, then the Exchange Ratio will be adjusted by multiplying the Exchange Ratio by 1.1; and (ii) if the Adjusted Average Closing Price is more than $30.81, then the Exchange Ratio will be adjusted by multiplying the Exchange Ratio by 0.9.

                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as Previously Disclosed, Seller hereby represents and warrants to Purchaser as follows:

         4.1. Capital Structure of Seller. The authorized capital stock of Seller consists of 500,000 shares of common stock, par value $0.50 per share ("Seller Common Stock"), of which, as of the date hereof, 96,920 shares are issued and outstanding and no shares are held in treasury. As of the date hereof, no shares of Seller Common Stock are reserved for issuance, except as Previously Disclosed. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Seller does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Seller. None of the shares of Seller's capital stock has been issued in violation of the preemptive rights of any person.

         4.2. Organization, Standing and Authority of Seller. Seller is a duly organized corporation, validly, existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. Seller is licensed by the Department of Insurance of the Commonwealth of Pennsylvania as an agent for the sale of title insurance.

         4.3. Ownership of Seller Subsidiaries; Capital Structure of Seller Subsidiaries. Except as shown on Schedule 4.3, as of the date hereof, Seller does not own, directly or indirectly, 51% or more of the outstanding capital stock or other voting securities of any corporation or other organization.

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         4.4.  Authorized and Effective Agreement.

         (a) Seller has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, except for the affirmative vote of the majority of the votes cast by the holders of Seller Common Stock entitled to vote thereon (i) approving this Agreement and the consummation of the transactions contemplated hereby and (ii) approving an amendment to Seller's Articles of Incorporation and Bylaws amending the restrictions on transfers of Seller's Common Stock contained in paragraph 10 and Article X thereof, respectively which are the only shareholder votes required to approve the Merger pursuant to the BCL and Seller's Articles of Incorporation and Seller's Bylaws. The Board of Directors of Seller has directed that this Agreement be submitted to Seller's shareholders for such approvals.

         (b) Assuming the accuracy of the representation contained in Section 5.5(b) hereof, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) Except as Previously Disclosed, neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, subject to receipt of approval from the holders of Seller Common Stock and the appropriate Regulatory Authorities, shall (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Seller, (ii) assuming the consents and approvals contemplated by Section 6.3 hereof are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or
(iii) assuming the consents and approvals contemplated by Section 6.3 hereof are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

         (d) Other than as contemplated by Section 6.3 hereof or as Previously Disclosed, and subject to receipt of approval from the holders of Seller Common Stock and the appropriate Regulatory Authorities, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Seller on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. As of the date hereof, Seller is not aware of any reason that the condition set forth in Section 7.1(b) of this Agreement, including the proviso thereto, would not be satisfied.

         4.5.  Financial Statements; Books and Records; Minute Books.

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         (a) Seller has delivered to Purchaser copies of the following financial statements ("Seller Financial Statements"), each of which (including any related notes and schedules) presents fairly the financial condition and results of operations of Seller, at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements, it being understood that the Seller Financial Statements are not audited but reflect all adjustments which are, in the opinion of Seller, necessary for a fair presentation of such financial statements:

                  (1) Balance Sheet, Statement of Income, Statement of Shareholders' Equity and Statement of Cash Flows, together with notes thereto, as of December 31, 2001 and for the twelve months then ended, reviewed by Jan P. Wolgamuth, Sr., CPA;

                  (2) Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows, together with notes thereto, as of December 31, 2000 and 1999, and for the years then ended, reviewed by Jan P. Wolgamuth, Sr., CPA;

                  (3) Interim Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows as of November 30, 2002, and for the eleven months then ended; and

                  (4) Account statement of trust account number 4T10042-01 at Allfirst Bank as of November 30, 2002; and

                  (5) Principal balance on the Real Estate Sales Agreement as of November 30, 2002.

         (b) Seller has provided Purchaser with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 2001 and will provide Purchaser with copies of such statements, reports, and documents issued after the date hereof, but on or prior to the Effective Date, and all reports and other documents filed by it with any federal or state authority during such period, and Seller shall make available for inspection by officials or representatives of Purchaser all financial statements prepared by Seller and reviewed by Jan P. Wolgamuth, Sr., CPA or any other auditor.

         (c) The books and records of Seller fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and/or maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of Seller contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

         4.6. Material Adverse Change. Seller has not suffered any change in its financial condition, results of operations or business since November 30, 2002 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Seller, it being understood that the expenses incurred by Seller in connection with this Agreement and the Merger, including, without limitation, the engagement of legal advisors, shall not constitute a Material Adverse Effect.

         4.7. Absence of Undisclosed Liabilities. Seller has no liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Seller, or that, when combined with all similar liabilities, would be material to Seller, except as disclosed in the Seller Financial Statements prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 2001.

         4.8. Properties. Except as Previously Disclosed, Seller has good and marketable title free and clear of liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are reflected in the Seller Financial Statements as of November 30, 2002 or acquired after such date, except (i) liens for Taxes not yet due and payable,
(ii) such imperfections of title, easements and encumbrances, if any as are not material in character, amount or extent, and (iii) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which Seller, as lessee, leases real and personal property are valid and enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity). Except as Previously Disclosed, all tangible property used in the business of Seller is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Seller's past practices.

         4.9.     Tax Matters.

         (a) Seller has timely filed federal income tax returns for each year through December 31, 2001 and has timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to Seller. All Taxes due by or on behalf of Seller have been paid or adequate reserves have been established on the Seller Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Seller. To the Knowledge of Seller, acting in reliance on representations from Seller's accountants and senior management, Seller will have no liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established, except where such liability would not have a Material Adverse Effect on Seller.

         (b) All Tax Returns filed by Seller are complete and accurate in all material respects. Seller is not delinquent in the payment of any material Tax, and Seller has not requested any extension of time within which to file any Tax Returns which have not since been filed. Except as fully settled and paid or accrued on the Seller Financial Statements, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Seller or any Seller Subsidiary has been proposed, asserted or assessed (tentatively or otherwise). There are currently no agreements in effect with respect to Seller to extend the period of limitations for the assessment or collection of any Tax.

         (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of Seller prior to or following consummation of the transactions contemplated hereby will result in Seller (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

         (d) Seller is not a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

         (e) Seller is not required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

         (f) Seller has not executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an IRS Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting the Seller pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

         4.10.    Employee Benefit Plans.

         (a) Schedule 4.10(a) hereto sets forth a true and complete list of each Seller Plan. For purposes of this Section 4.10, the term "Seller Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Seller or by any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of Seller or any ERISA Affiliate of Seller.

         (b) With respect to each of the Seller Plans, Seller has made available to Purchaser true and complete copies of each of the following documents: (a) the Seller Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and annual reports, if any;(c) the most recent summary plan description, together with each summary of material modifications required under ERISA with respect to such Seller Plan and all material communications relating to each such Seller Plan; and (d) the most recent determination letters received from the IRS with respect to each Seller Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each Seller Plan.

         (c) No liability under Title IV of ERISA has been incurred by Seller or any ERISA Affiliate of Seller that has not been satisfied in full, and no condition exists that presents material risk to Seller or any ERISA Affiliate of Seller of incurring a liability under such Title, other than liability for premium payments to the PBGC, which premiums have been or will be paid when due.

         (d) Neither Seller nor, to the Knowledge of Seller, any ERISA Affiliate of Seller, nor any of the Seller Plans, nor, to the Knowledge of Seller, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Seller or any ERISA Affiliate of Seller could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

         (e) Full payment has been made, or will be made, in accordance with
Section 404(a)(6) of the Code, of all amounts that Seller or any ERISA Affiliate of Seller is required to pay under Section 412 of the Code or under the terms of the Seller Plans.

         (f) The fair market value of the assets held under each Seller Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such Seller Plan. No reportable event under Section 4043 of ERISA has occurred with respect to any Seller Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

         (g) None of the Seller Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) ERISA.

         (h) A favorable determination letter has been issued by the IRS with respect to each of the Seller Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the Knowledge of Seller, no condition exists that could adversely affect the qualified status of any such Seller Plan. Each of the Seller Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Seller Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

         (i) There are no actions, suits or claims pending, or, to the Knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any Seller Plan, the assets of any Seller Plan or against Seller or any ERISA Affiliate of Seller with respect to any Seller Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Seller Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the Knowledge of Seller, threatened audits, examinations or investigations by any governmental body, commission or agency involving any Seller Plan.

         (j) The consummation of the transactions contemplated by this Agreement will not result in, and is not a precondition to, (i) any current or former employee or director of Seller or any ERISA Affiliate of Seller becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

     4.11. Certain Contracts. Except as disclosed in Schedule 4.11(a), Seller is not a party to or bound by any contract or other agreement made in the ordinary course of business which involves aggregate future payments by it of more than $25,000 and which is made for a fixed period expiring more than one year from the date hereof, and Seller is not a party to or bound by any agreement not made in the ordinary course of business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed in
Schedule 4.11(a) is valid, binding and enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity) and no breach or default (and no condition which, with notice or passage of time, could become a breach or default) exists as to Seller with respect thereto, except such as in the aggregate would not have a Material Adverse Effect on Seller.

     4.12. Legal Proceedings. Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of, an unfavorable outcome) against Seller or against any asset, interest or right of Seller as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Seller. To the Knowledge of Seller, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Seller. There are no actions, suits or proceedings instituted, pending or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or, to the Knowledge of Seller, former director or officer of Seller that would reasonably be expected to give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on Seller.

     4.13. Compliance with Laws. Seller is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and Seller has not received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Seller is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment and has not received any communication requesting that it enter into any of the foregoing.

     4.14. Labor Matters. With respect to its employees, Seller is not a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 2002 and prior to the date hereof, Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller. To the Knowledge of Seller, there is no unfair labor practice charge or other complaint by any employee or former employee of Seller against Seller pending before any court, arbitrator or governmental agency arising out of Seller's activities, and there is no labor strike or labor disturbance pending or, to the Knowledge of Seller, threatened. Seller has not experienced a work stoppage or other material labor difficulty since January 1, 2002.

     4.15. Brokers and Finders. Neither Seller, nor any of its officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

     4.16. Insurance. Seller currently maintains insurance in amounts considered by Seller to be reasonably necessary for its operations. Seller has not received any notice of a material premium increase over current rates or cancellation with respect to any of its insurance policies or bonds, and within the last three years, Seller has not been refused any insurance coverage sought or applied for. Seller has no reason to believe that existing insurance coverages cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Seller. Seller has Previously Disclosed a list of all outstanding claims as of the date hereof by Seller under any insurance policy.

     4.17. Environmental Liability. Seller has not received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the Knowledge of Seller, there is no governmental investigation of any nature ongoing, in each case that would reasonably be expected to result in the imposition on Seller of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Seller; except as Previously Disclosed, to the Knowledge of Seller, there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and Seller is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     4.18. Administration of Escrow Accounts. Seller, and to the Knowledge of Seller, each Seller Subsidiary has properly administered all escrow and agency accounts for which it serves as escrow agent or fiduciary, in accordance with the terms of governing contracts and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Seller. Neither

Seller nor, to the Knowledge of Seller, any Seller Subsidiary has committed any breach of trust or fiduciary duty with respect to any such escrow or agency account, and the accountings for each such escrow or agency account are true and correct in all material respects and accurately reflect the assets of such escrow or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on Seller.

     4.19. Intellectual Property. Except as Previously Disclosed, Seller owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Seller as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Seller. The ownership, licensing or use of Intellectual Property by Seller or its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person or entity. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Seller. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement Purchaser and the Purchaser Subsidiaries will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by Seller in Previously Disclosed amounts consistent with past practice).

     4.20. Certain Information. When the Registration Statement shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Seller shareholders' meeting to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth furnished by Seller relating to Seller (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Seller and its directors, officers and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Section 6.3 of this Agreement shall be true, correct and complete in all material respects.

     4.21. Tax Treatment. As of the date of this Agreement, Seller knows of no reason which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.


                                   ARTICLE 5.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     5.1. Capital Structure of Purchaser. The authorized capital stock of Purchaser consists of (i) 500,000 shares of preferred stock, none of which is issued and outstanding and (ii) 20,000,000 shares of common stock, par value $5.00 per share ("Purchaser Common Stock"), of which, as of October 31, 2002, 9,409,886 shares were issued and outstanding and 252,526 shares were held in treasury. All outstanding shares of Purchaser capital stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of Purchaser's capital stock has been issued in violation of the preemptive rights of any person. The shares of Purchaser Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

     5.2. Organization, Standing and Authority of Purchaser. Purchaser is a duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to carry on its business as now conducted, and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Purchaser. Purchaser is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

     5.3. Ownership of Purchaser Subsidiaries; Capital Structure of Purchaser Subsidiaries. Except as shown on Schedule 5.3, Purchaser has no Subsidiary other than those disclosed in its Annual Report on Form 10-K for the year ended December 31, 2001, Merger Sub or any other Subsidiary that is not a significant subsidiary under the SEC's Regulation S-X. Except as Previously Disclosed, the outstanding shares of capital stock of the Purchaser Subsidiaries are directly or indirectly owned by Purchaser free and clear of all liens, claims and encumbrances. No Purchaser Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any Purchaser Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of Purchaser to vote or to dispose of said shares. None of the shares of capital stock of any Purchaser Subsidiary has been issued in violation of the preemptive rights of any person.

     5.4. Organization, Standing and Authority of Purchaser Subsidiaries. Each Purchaser Subsidiary is a duly organized corporation, limited liability company or banking corporation, validly existing and in good standing under applicable laws. Each Purchaser Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on Purchaser. Each Purchaser Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Purchaser.

     5.5.   Authorized and Effective Agreement

     (a) Purchaser has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser.

     (b) Assuming the accuracy of the representation contained in Section 4.4(b) hereof, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Purchaser or any Purchaser Subsidiary, (ii) assuming the consents and approvals contemplated by Section 6.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser or any Purchaser Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section
6.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any Purchaser Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Purchaser.

     (d) Except for approvals specified in Section 6.3 hereof and except as expressly referred to in this Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with any governmental or regulatory authority, or any other person, is required to be made or obtained by Purchaser or Merger Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. As of the date hereof, Purchaser is not aware of any reason that the condition set forth in Section 7.1 (b) of this Agreement, including the proviso thereto, would not be satisfied.

     5.6. Financial Statements; Books and Records; Minute Books. The Purchaser Financial Statements filed by Purchaser in SEC documents prior to the date of this Agreement fairly present, and the Purchaser Financial Statements filed by Purchaser in SEC Documents after the date of the Agreement will fairly present the consolidated financial position of Purchaser and the Purchaser Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of Purchaser and the Purchaser Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except as disclosed therein and except in the case of unaudited statements, as permitted by Form l0-Q. The books and records of

Purchaser and each Purchaser Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Purchaser and the Purchaser Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

     5.7. Material Adverse Change. Purchaser has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 2001 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Purchaser.

     5.8. Absence of Undisclosed Liabilities. Neither Purchaser nor any Purchaser Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Purchaser on a consolidated basis, or that, when combined with all similar liabilities, would be material to Purchaser on a consolidated basis, except as Previously Disclosed, as disclosed in the Purchaser Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 2001.

     5.9. Properties. Except as Previously Disclosed, Purchaser has good and marketable title free and clear of liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are reflected in the Purchaser Financial Statements as of December 31, 2001 or acquired after such date, except (i) liens for Taxes not yet due and payable, (ii) such imperfections of title, easements and encumbrances, if any as are not material in character, amount or extent, and (iii) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which Purchaser, as lessee, leases real and personal property are valid and enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity). All tangible property used in the business of Purchaser is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Purchaser's past practices.

     5.10. Employee Benefit Plans.

     (a) Schedule 5.10(a) hereto sets forth a true and complete list of each Purchaser Plan. For purposes of this Section 5.10, the term "Purchaser Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Purchaser or any ERISA Affiliate of Purchaser for the benefit of any employee or director or former employee or former director of Purchaser or any ERISA Affiliate of Purchaser.

     (b) With respect to each of the Purchaser Plans, Purchaser has made available to Seller true and complete copies of each of the following documents:
(a) the Purchaser Plan and related documents (including all amendments thereto);
(b) the most recent annual reports, financial statements, and annual reports, if any; (c) the most recent summary plan description, together with each summary of material modifications required under ERISA with respect to such Purchaser Plan and all material communications relating to each such Purchaser Plan; and (d) the most recent determination letters received from the IRS with respect to each Purchaser Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each Purchaser Plan.

     (c) No liability under Title IV of ERISA has been incurred by Purchaser or any ERISA Affiliate of Purchaser that has not been satisfied in full, and no condition exists that presents material risk to Purchaser or any ERISA Affiliate of Purchaser of incurring a liability under such Title, other than liability for premium payments to the PBGC, which premiums have been or will be paid when due.

     (d) Neither Purchaser nor, to the Knowledge of Purchaser, any ERISA Affiliate of Purchaser, nor any of the Purchaser Plans, nor, to the Knowledge of Purchaser, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Purchaser or any ERISA Affiliate of Purchaser could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

     (e) Full payment has been made, or will be made, in accordance with Section 404(a)(6) of the Code, of all amounts that Purchaser or any ERISA Affiliate of Purchaser is required to pay under Section 412 of the Code or under the terms of the Purchaser Plans.

     (f) The fair market value of the assets held under each Purchaser Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such Purchaser Plan. No reportable event under
Section 4043 of ERISA has occurred with respect to any Purchaser Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

     (g) None of the Purchaser Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) ERISA.

     (h) A favorable determination letter has been issued by the IRS with respect to each of the Purchaser Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the Knowledge of Purchaser, no condition exists that could adversely affect the qualified status of any such Purchaser Plan. Each of the Purchaser Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the

Code satisfies such requirements in all material respects. Each of the Purchaser Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

     (i) There are no actions, suits or claims pending, or, to the Knowledge of Purchaser, threatened or anticipated (other than routine claims for benefits) against any Purchaser Plan, the assets of any Purchaser Plan or against Purchaser or any ERISA Affiliate of Purchaser with respect to any Purchaser Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Purchaser Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the Knowledge of Purchaser, threatened audits, examinations or investigations by any governmental body, commission or agency involving any Purchaser Plan.

     5.11. Contracts. Except as described on Schedule 5.11, neither Purchaser nor any Purchaser Subsidiary is a party to or subject to any agreement which by its terms limits the payment of dividends by Purchaser or any Purchaser Subsidiary.

     5.12. Legal Proceedings. There are no actions, suits or proceedings instituted, pending or, to the Knowledge of Purchaser, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Purchaser, or any Purchaser Subsidiary or against any asset, interest or right of Purchaser or any Purchaser Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Purchaser. There are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

     5.13. Compliance with Laws. Except as Previously Disclosed, each of Purchaser and the Purchaser Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business; and none of them has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. None of Purchaser or any Purchaser Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on Purchaser, and none of them has received any communication requesting that they enter into any of the foregoing.

     5.14. Tax Matters.

     (a) Purchaser and each Purchaser Subsidiary have timely filed federal income tax returns for each year through December 31, 2001 and have timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to Purchaser or any Purchaser Subsidiary. All Taxes due by or on behalf of Purchaser or any Purchaser Subsidiary have been paid or adequate reserves have been established on the Purchaser Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Purchaser. Neither Purchaser nor any Purchaser Subsidiary will have any material liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on Purchaser.

     (b) All Tax Returns filed by Purchaser and each Purchaser Subsidiary are complete and accurate in all material respects. Neither Purchaser nor any Purchaser Subsidiary is delinquent in the payment of any material Tax, and none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as Previously Disclosed or as fully settled and paid or accrued on the Purchaser Financial Statements, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Purchaser or any Purchaser Subsidiary has been proposed, asserted or assessed (tentatively or otherwise). There are currently no agreements in effect with respect to Purchaser to extend the period of limitations for the assessment or collection of any Tax.

     (c) Purchaser is not a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

     (d) Neither Purchaser nor any Purchaser Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code other than any adjustment for which it already has made an accrual.

     (e) Purchaser is not currently obligated under any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an IRS Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting the Purchaser pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

     5.15. Labor Matters. With respect to its employees, neither Purchaser nor any Purchaser Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 2002 and prior to the date hereof, neither Purchaser nor any Purchaser Subsidiary has experienced any attempt by organized labor or its representatives to make it or them conform to demands of organized labor relating to its or their employees or to enter into a binding agreement with organized labor that would cover the employees of Purchaser or any Purchaser Subsidiary. To the Knowledge of Purchaser, there is no unfair labor practice charge or other complaint by any employee or former employee of Purchaser or any Purchaser Subsidiary against Purchaser or any Purchaser Subsidiary pending before any court, arbitrator or governmental agency arising out of its or their activities, and there is no labor strike or labor disturbance pending or, to the Knowledge of Purchaser, threatened. Neither Purchaser nor any Purchaser Subsidiary has experienced a work stoppage or other material labor difficulty since January 1, 2002.

     5.16. Brokers and Finders. Neither Purchaser nor any Purchaser Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Purchaser's retention of Curtis Financial Group, LLC to perform certain financial advisory services as Previously Disclosed.

     5.17. Insurance. Purchaser and the Purchaser Subsidiaries each currently maintains insurance in amounts considered by Purchaser and any Purchaser Subsidiary as applicable, to be reasonably necessary for their operations. Neither Purchaser nor any Purchaser Subsidiary has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Purchaser nor any Purchaser Subsidiary has been refused any insurance coverage sought or applied for, and Purchaser has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Purchaser or any Purchaser Subsidiary.

     5.18. Environmental Liability. Neither Purchaser nor any Purchaser Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the Knowledge of Purchaser and the Purchaser Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Purchaser or any Purchaser Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Purchaser; except as Previously Disclosed, to the Knowledge of Purchaser, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Purchaser nor any Purchaser Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     5.19. Business of Purchaser. Since September 30, 2002, neither Purchaser nor any Purchaser Subsidiary has in any respect which would be material to the financial operations of the Purchaser and the Purchaser Subsidiaries on a consolidated basis:

     (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director;

     (b) eliminated employee benefits;

     (c)  deferred routine maintenance of real property or leased premises;

     (d) eliminated a reserve where the liability related to such reserve has remained;

     (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

     (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

     5.20 CRA Compliance. Purchaser and the Bank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, the Bank has received a CRA rating of "satisfactory" or better from the PDB. To the Knowledge of Purchaser, there is no fact or circumstance or set of facts or circumstances which would cause the Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

     5.21 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the Purchaser Financial Statements have been, and will be, established in accordance with generally accepted accounting principles and all applicable regulatory criteria, except where failure to do so would not have a Material Adverse Effect on Purchaser.

     5.22 Loans. All loans reflected as assets in the Purchaser Financial Statements are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Purchaser.

     5.23 Securities Documents. Purchaser's annual reports on SEC Form 10-K for the years ended December 31, 2000 and 2001, quarterly report on SEC Form 10-Q for the quarters ended March 31, 2002 June 30, 2002 and September 30, 2002, all other reports, registration statements and filings of Purchaser filed with the SEC since January 1, 2002 and proxy materials used in connection with its meetings of shareholders held in 2002 and 2001 complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     5.24. Certain Information. When the Registration Statement shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Seller shareholders' meeting to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein furnished by Purchaser relating to Purchaser and the Purchaser Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Purchaser and its directors, officers, shareholders and any Subsidiaries included (or submitted for inclusion) in any application and furnished by it pursuant to Section 6.3 of this Agreement shall be true, correct and complete in all material respects.

     5.25. Tax Treatment. As of the date of this Agreement, Purchaser knows of no reason relating to it or any of the Purchaser Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

                                   ARTICLE 6.
                                   COVENANTS

     6.1. Shareholders' Meeting. Seller shall submit this Agreement to its shareholders for approval at its next annual meeting of shareholders to be held on February 27, 2003 or, in the event that the Registration Statement has not become effective by such time as will enable Seller to distribute the Proxy Statement to its shareholders in accordance with Seller's bylaws and articles of incorporation, at a special meeting of the shareholders to be held as soon as practicable after the Registration Statement becomes effective. Subject to the fiduciary duties of its board of directors as determined after, consultation with counsel, the board of directors of Seller shall recommend that the Seller's shareholders vote in favor of such approval.

     6.2. Proxy Statement; Registration Statement. As promptly as practicable after the date hereof, Purchaser and Seller shall cooperate in the preparation of the Proxy Statement to be mailed to the shareholders of Seller in connection with this Agreement and the transactions contemplated hereby and to be filed by Purchaser as part of the Registration Statement. Purchaser will advise Seller, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the Purchaser Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Purchaser shall take all actions necessary to register or qualify the shares of Purchaser Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. Purchaser shall apply for, and shall use reasonable best efforts to obtain, approval to list the shares of Purchaser Common Stock to be issued in the Merger on NASDAQ, subject to official notice of issuance, prior to the Effective Date.

     6.3. Applications. As promptly as practicable after the date hereof, and after a reasonable opportunity for review by counsel to Seller, Purchaser shall submit any requisite applications for prior approval of, and notices with respect to, the transactions contemplated in this Agreement, to the FRB pursuant to the Bank Holding Company Act of 1956, as amended, and the PDB, pursuant to the Pennsylvania Banking Code of 1965, as amended, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any Regulatory Authorities the approval of which is required for consummation of the Merger. Seller and Purchaser each represent and warrant to the other that all information concerning it and its directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects.

     6.4. Best Efforts.

     (a) Subject to the terms and conditions of this Agreement, Purchaser and Seller shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 6.2 and 6.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that Seller shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Purchaser, which consent shall not be unreasonably withheld and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel, independent auditors and accountants. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such action to the extent curable without a Material Adverse Effect on either of the parties.

     (b) Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 7.2(a) or 7.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts to remedy such failure.

     (c) Each party shall provide and shall request its auditors or accountants to provide the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonable request for disclosure purposes under the Securities Laws.

     6.5. Investigation and Confidentiality. Seller and Purchaser each will keep the other advised of all material developments relevant to its business and to consummation of the transactions contemplated herein. Purchaser and Seller each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein, provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Purchaser and Seller agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this
Section 6.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 22, 2002, between Seller and Purchaser (the "Confidentiality Agreement").

     If the Merger shall not be consummated, each party hereto agrees that for a period of two years after the termination of this Agreement, it will not solicit, induce or attempt to influence any employee of the other party or any Subsidiary of the other party, to terminate employment with such employee's current employer and enter into any employment or other business relationship with the other party or a Subsidiary of the other party.

     6.6. Press Releases. Seller and Purchaser shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by applicable law or NASDAQ rules.

     6.7.  Actions Pending the Merger.

     (a) Prior to the Closing Date, and except as otherwise provided for by this Agreement, or consented to or approved by the other party hereto, each of Purchaser and Seller shall, and shall cause each of its Subsidiaries to use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

     (b) Prior to the Closing Date, Seller shall not, and shall not permit any of the Seller Subsidiaries to, except with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned if either in the ordinary course of business or in furtherance of the consummation of this Agreement) and except as Previously Disclosed or expressly contemplated or permitted by this Agreement:

          (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

          (3)  issue any shares of its capital stock;

          (4) incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

          (5) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

          (6)  amend its articles of incorporation or bylaws;

          (7) merge with any other corporation or permit any other corporation to merge into it or consolidate with any other corporation; acquire control over any other firm, corporation, or organization or create any Subsidiary;

          (8) waive or release any material right or cancel or compromise any material debt or claim;

          (9) except as Previously Disclosed, liquidate or sell or dispose of any material assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $50,000 in any instance; or, except as Previously Disclosed, enter into or modify any leases or other contracts;

          (10) except as Previously Disclosed, increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date hereof;

          (11) change its material policies in any material respect except as may be required by changes in applicable law;

          (12) change its methods of accounting in effect at December 31, 2001, except as required by changes in generally accepted accounting principles concurred in by its accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2001, except as required by applicable law;

          (13) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "Takeover Proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of its Board of

     Directors, recommend or endorse any Takeover Proposal, or participate in any discussions, negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that Seller may communicate information about any such Takeover Proposal to its shareholders if, in the judgment of Seller's Board of Directors, after consultation with outside counsel, such communication is necessary in order to comply with its fiduciary duties to Seller's shareholders required under applicable law. Seller will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. Seller will notify Purchaser immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Seller, and Seller will promptly inform Purchaser in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Seller other than the transactions contemplated or permitted by this Agreement; or

          (14) agree to do any of the foregoing.

     (c) Purchaser shall not, and shall not permit any of the Purchaser Subsidiaries to, except with the prior written consent of Seller or as expressly contemplated or permitted by this Agreement, carry on its business other than in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted.

     (d) If, in the opinion of Purchaser's counsel, Purchaser determines that the Real Estate Sales Agreement is not a permissible asset for Purchaser to hold, then Seller shall use its reasonable best efforts to assist Purchaser in restructuring the Real Estate Sales Agreement with the purchasers thereunder, or in taking such other reasonable actions as shall permit the Real Estate Sales Agreement to be an asset that Purchaser is permitted to hold.

     6.8. Closing; Articles of Merger. The transactions contemplated by this Agreement shall be consummated at a closing to be held at the offices of the law firm of Mette Evans & Woodside, 3401 North Front Street, Harrisburg, Pennsylvania on the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article 6 hereof (other than such conditions relating to the actions to be taken at the Closing) or such later date during such month in which such business day shall occur (or, if such business day shall occur within ten (10) business days prior to the end of such month, during the next following month) as may be mutually specified by Purchaser and Seller (the "Closing Date"). In connection with such Closing, Merger Sub and Seller shall execute a certificate of merger and shall cause such certificate to be delivered to the PDS in accordance with the BCL. The Merger shall be effective at the time and on the date specified in such certificate of merger (the "Effective Date").

     6.9. Affiliates. Seller and Purchaser shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Seller within the meaning of Rule 145 promulgated by the Commission under the Securities Act. Seller shall use its best efforts to cause each person so identified to deliver to Purchaser, no later than 30 days prior to the Effective Date, a written affiliate Agreement in a form to be agreed upon by Purchaser and Seller.

     6.10.  Seller Employees; Directors and Management; Indemnification

     (a) On and after the Effective Date (or as soon thereafter as may be practicable), all persons who are employed by Seller on such date ("Seller Employees") shall be employed on terms and conditions (including benefits) that in the aggregate are no less favorable (as determined by Purchaser in its reasonable discretion after consultation with Seller) with respect to their employment by Purchaser and the Purchaser Subsidiaries after the Effective Date than those generally afforded to other similarly situated employees of Purchaser or the Purchaser Subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees and provided that
(i) for purposes of (A) determining eligibility for and vesting of such employee benefits (and not for pension benefit accrual purposes), (B) determining levels of short-term disability benefits, vacation benefits and severance benefits under any severance pay arrangement (to the extent any such arrangement applies to employees generally and gives credit for length of service with Purchaser or a Purchaser Subsidiary), and (C) if applicable, satisfying any waiting periods concerning "preexisting conditions," service with Seller or any predecessor thereto prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of Purchaser, and (ii) co-payments and expenses paid by the Seller Employees prior to the Effective Date under the Seller Plans that provide medical benefits shall be treated as if paid under Purchaser Plans that provide medical benefits for purposes of determining satisfaction of co-payment and deductible requirements under such Purchaser Plans; and provided, further, that this Section 6.10(a) shall not be construed (A) to limit the ability of Purchaser and its Subsidiaries to terminate the employment of any employee at any time for any reason or to review employee benefits programs from time to time and to make such changes as they deem appropriate or (B) to require Purchaser or its Subsidiaries to provide employees or former employees of Seller or any of its Subsidiaries with post-retirement medical benefits more favorable than those provided to new hires at Purchaser. Purchaser agrees to honor, or to cause the appropriate Purchaser Subsidiary to honor, in accordance with their terms all employment, severance and employee benefit plans, contracts, agreements and arrangements, and understandings Previously Disclosed, provided, however, that the foregoing shall not prevent Purchaser from amending or terminating any such plan, contract, or agreement in accordance with its terms and applicable law. The continued coverage of the Seller Employees under the employee benefit plans maintained by Seller immediately prior to the Effective Date during a transition period of no more than 6 months shall be deemed to provide the Seller Employees with benefits that are no less favorable than those offered to other employees of Purchaser and any Purchaser Subsidiary; provided, that after the Effective Date there is no material reduction in the benefits provided under the Seller Plans. No provision of this Section 6.10 (a) shall create any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) or any other matter.

     (b) Prior to the Effective Date, Seller shall take all actions that may be reasonably requested by Purchaser in writing upon advance notice of not less than 45 days with respect to (i) causing one or more Seller Plans to terminate as of the Effective Date or for benefit accrual and entitlements to cease as of the Effective Date, (ii) causing the continuation on and after the Effective Date of any contract, arrangement or insurance policy relating to any Seller Plan for such period as may be requested by Purchaser; or (iii) cooperating with Purchaser to facilitate the merger of any Seller Plan into any Purchaser Plan on or following the Effective Date.

     (c) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of Seller (the "Indemnified Parties ") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. On and after the Effective Date, Purchaser shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Purchaser; provided, however, that (A) Purchaser shall have the right to assume the defense thereof and upon such assumption Purchaser shall not be liable to any Indemnified Party for any legal expenses of other counselor any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Purchaser elects not to assume such defense or counsel for the Indemnified Parties or reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Purchaser and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Purchaser shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (C) Purchaser shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (D) Purchaser shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.10(c), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, provided that the failure of any Indemnified Party to so notify Purchaser shall not relieve it of its obligations hereunder except (and only) to the extent that such failure materially prejudices Purchaser.

     (d) Purchaser agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Seller (the "Covered Parties") as provided in its Articles of Incorporation, Bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period ("Claim ") shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 6.10(d) shall be deemed to preclude the liquidation, consolidation or merger of Seller, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as an obligation of Purchaser or the successor to Seller notwithstanding any such liquidation, consolidation or merger.

     (e) Purchaser, from and after the Effective Date will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of Seller on or before the Effective Date to be covered by Seller's existing directors' and officers' liability insurance policy (provided that Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this
Section 6.10(e) to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Date. Such insurance coverage, if reasonably available at a reasonable cost relative to the coverage obtained, shall commence on the Effective Date and will be provided for a period of no less than four years after the Effective Date; provided, however, that in no event shall Purchaser be required to expend more than 150% of the current amount expended by Seller (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and, provided, further, that the Insurance Amount shall be deemed reasonable for purposes of this
Section 6.10(e). Seller agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at Purchaser's request.

     (f) In the event Purchaser or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this section.

     (g) The provisions of Section 6.10(c), (d), (e) and (f) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

                                   ARTICLE 7.
                              CONDITIONS PRECEDENT

     7.1. Conditions Precedent to Obligations of Purchaser and Seller. The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing
Date:

     (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, including without limitation the approval of Seller's shareholders, shall have been duly and validly taken;

     (b) The parties hereto shall have received all Regulatory Approvals required or mutually deemed necessary in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement that, in the reasonable good faith opinion of the Board of Directors of Purchaser or Seller so materially and adversely affects the anticipated economic benefits to Purchaser or Seller, respectively, of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

     (c) The Registration Statement shall be effective under the Securities Act, and no proceeding shall be pending, or to the Knowledge of Purchaser, threatened by the Commission to suspend the effectiveness of such Registration Statement, and Purchaser shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

     (d) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which Seller is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Seller;

     (e) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

     (f) The shares of Purchaser Common Stock that may be issued in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance;

     (g) Purchaser and Seller shall have received an opinion of Mette, Evans & Woodside and Ellsworth, Carlton, Mixell & Waldman, P.C., respectively, in form and substance reasonably satisfactory to Purchaser and Seller, as the case may be, dated as of the Effective Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated for federal income tax purposes as a reorganization or part of a reorganization within the meaning of Section 368(a) of the Code, and that:

          (1) the Merger of Seller with and into Merger Sub upon the terms and conditions of this Agreement will constitute a reorganization within the meaning of Section 368 of the Code and will not result in any recognized gain or loss to Purchaser, Seller or Merger Sub;

          (2) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Seller Common Stock who receive Purchaser Common Stock in exchange for the shares of Seller Common Stock which they hold. A holder of Seller Common Stock who receives cash in lieu of a fractional share of Purchaser Common Stock will be treated as if he received a fractional share of Purchaser Common Stock pursuant to the reorganization and Purchaser then redeemed such fractional share for the cash. The holder of Seller Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

          (3) the holding period of Purchaser Common Stock received in exchange for Seller Common Stock will include the holding period of Seller Common Stock for which it is exchanged, assuming the shares of Seller Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and

          (4) the basis of Purchaser Common Stock received in exchange for Seller Common Stock will be the basis of Seller Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

Such opinion shall be given, subject to the receipt, and the accuracy on the Effective Date of representations by Purchaser and Seller satisfactory to such counsel; and

     (h) Each party shall have delivered to the other an opinion of its counsel confirming, in the case of Seller, that the Merger has been approved by all necessary corporate action of Seller, including the Seller shareholders and confirming its representations as set forth in Sections 4.2, 4.3 and 4.4; and, in the case of Purchaser, confirming its representations in Sections 5.2, 5.4 and 5.5 (subject to appropriate assumptions and qualifications). Seller shall also have delivered to Purchaser on the Effective Date, a letter of its litigation counsel setting forth pending litigation involving Seller which was not Previously Disclosed to Purchaser.

     7.2. Conditions Precedent to Obligations of Seller. The obligation of Seller to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Seller pursuant to Section 8.4 hereof:

     (a) The representations and warranties of Purchaser set forth in Article 5 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Seller; provided, however, that
(i) in determining whether or not the condition contained in this subsection (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this subsection (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Purchaser;

     (b) Purchaser shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date; and

     (c) Purchaser shall have delivered to Seller a certificate, dated the Closing Date and signed by its Chairman, CEO, Executive Vice President or Senior Vice President to the effect that the conditions set forth in paragraphs (a) and
(b) of this section have been satisfied.

     7.3. Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Purchaser pursuant to Section 8.4 hereof:

     (a) The representations and warranties of Seller set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Purchaser; provided, however, that (i) in determining whether or not the condition contained in this subsection (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this subsection (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Seller;

     (b) Seller shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

     (c) Seller shall have delivered to Purchaser a certificate, dated the Closing Date and signed by its President or any Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied;

     (d) Dissenters' rights shall not have been exercised with respect to more than 15% of the outstanding shares of Seller Common Stock; and

     (e) Either (i) Seller shall have obtained the written consent of at least one of Conestoga Title Insurance Company, Fidelity National Title Insurance Company of Pennsylvania or Lawyers Title Insurance Corporation to Merger Sub becoming a party to the agency agreement between such party and Seller as a result of the Merger, or (ii) Seller shall be a party to an agency agreement with another insurance company which is satisfactory to Purchaser in its reasonable discretion, and such other insurance company shall consent to Merger Sub becoming a party to the agreement as a result of the Merger.

                                   ARTICLE 8.
                        TERMINATION, WAIVER AND AMENDMENT

     8.1. Termination. This Agreement may be terminated, either before or after approval by the shareholders of Seller:

     (a) At any time on or prior to the Closing Date, by the mutual consent in writing of the parties hereto;

     (b) At any time on or prior to the Closing Date, by Purchaser in writing, if Seller has, or by Seller in writing, if Purchaser has, in any material respect, breached (i) any covenant or agreement contained in this Agreement or
(ii) any representation or warranty contained herein, and in either case if (x) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article 7 hereof;

     (c) At any time on or prior to the Closing Date, by any party hereto in writing, if the applications for prior approval referred to in Section 6.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

     (d) At any time on or prior to the Closing Date, by any party hereto in writing, if the shareholders of Seller do not approve the transactions contemplated herein at the meeting duly called for that purpose; or

     (e) By any party hereto in writing, if the Closing Date has not occurred by the close of business on April 30, 2003, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.

     8.2. Effect of Termination.

     (a) In the event this Agreement is terminated pursuant to Section 8.1 hereof, this Agreement shall become void and have no effect, except that the provisions relating to confidentiality and expenses set forth in Sections 6.5 and 9.1 hereof, respectively, shall survive any such termination and the provisions of the Confidentiality Agreement regarding termination of the proposed acquisition shall apply; and

     (b) In the event that this Agreement is terminated pursuant to Section 7.1(b) hereof, then (i) the breaching party shall immediately pay the non-breaching party One Hundred Thousand Dollars ($100,000) as liquidated damages and not as a penalty, on account of damages, including, without limitation, business disruption and lost time and opportunities, as well as costs and expenses incurred on account of the breach, provided that the non-breaching party has performed its covenants and has not breached its warranties and representations; and (ii) such termination shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

     8.3. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Date, other than covenants that by their terms are to survive or be performed after the Effective Date; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Purchaser or Seller (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Purchaser or Seller, the aforesaid representations, warranties and covenants being material inducements to the consummation by Purchaser and Seller of the transactions contemplated herein.

     8.4. Waiver. Except where not permitted by law, Purchaser and Seller, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of Seller, on the one hand, or Purchaser, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by such parties of any of its obligations set out herein; provided, however, that no such waiver, or amendment or supplement contemplated by Section 8.5, executed after approval of this Agreement by the shareholders of Seller shall, without the further approval thereof, change the amount or kind of the consideration to be received by the Seller's shareholders in the Merger.

     8.5. Amendment or Supplement. This Agreement may be amended or supplemented at any time only by mutual agreement of the parties hereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 8.4 hereto.

                                    ARTICLE 9.
                                  MISCELLANEOUS

     9.1. Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own financial consultants, accountants and counsel. Purchaser hereby agrees that Seller may pay all of its reasonable legal and accounting fees incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement immediately prior to the Closing Date.

     9.2. Entire Agreement. This Agreement, including the exhibits attached hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and the Confidentiality Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities. This Agreement shall constitute a plan of reorganization within the meaning of Section 368 of the Code.

     9.3. No Assignment. No party hereto may assign any of its rights or obligations under this Agreement to another Person.

     9.4. Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Purchaser may, with the written consent of Seller, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required Regulatory Approvals, to modify the structure of the acquisition of Seller set forth herein, provided, that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 7.1(g) hereof, (ii) the consideration to be paid to the holders of the Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize the consummation of the transactions contemplated by the Agreement.

     9.5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to Seller:

                  Abstracting Company of York County
                  c/o Morris & Vedder
                  32 North Duke Street
                  P.O. Box 544
                  York, Pennsylvania 17405

                  Attn: Christopher M. Vedder, Esquire
                  Facsimile No: (717) 846-2813

         With a required copy to:

                  Ellsworth, Carlton, Mixell & Waldman, P.C.
                  1105 Berkshire Boulevard, Suite 320
                  Wyomissing, Pennsylvania 19610

                  Attn: Jay W. Waldman, Esquire
                  Facsimile No: (610) 371-9510

         If to Purchaser:

                  Community Banks, Inc.
                  750 East Park Drive, 2/nd/ Floor
                  Harrisburg, Pennsylvania 17111

                  Attn: Eddie L. Dunklebarger, President and CEO
                  Facsimile No: (717) 920-1683

         With a required copy to:
                  Mette, Evans & Woodside
                  3401 North Front Street
                  Harrisburg, PA 17110

                  Attn: Timothy A. Hoy, Esquire
                  Facsimile No: (717) 249-7457

         9.6. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         9.7. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST                                          COMMUNITY BANKS, INC.


/s/ Patricia E. Hoch                        BY: /s/ Anthony N. Leo
-----------------------------                   --------------------------------
                                                Anthony N. Leo, Executive Vice
                                                President


ATTEST                                          ABSTRACTING COMPANY OF YORK
                                                COUNTY


/s/ Daniel W. Shoemaker                     BY: /s/ Christopher M. Vedder
-----------------------------                   --------------------------------
Daniel W. Shoemaker,                            Christopher M. Vedder,
Treasurer                                       President